UNITED STATES ENVIRONMENTAL PROTECTION AGENCY

WASHINGTON, D.C. 20460

OFFICE  OF

ENFORCEMENT AND

COMPLIANCE ASSURANCE

DEC 1 8 2013

VIA CERTIFIED MAIL RETURN RECEIPT REQUESTED

Imperial Petroleum, Inc. Attn: Jeffrey T. Wilson President and Registered Agent 101 N.W. First Street Evansville, IN 47708

e-Biofuels, LLC Attn: Craig Ducey 10568 Madison Brooks Drive Hancock, IN 40464

e-Biofuels, LLC Attn: Craig Ducey

Registered Agent

710 Norfleet Drive West

Middletown, IN 47356

Re:      Notice of Violation of Renewable Fuel Standards File Number AED/MSEB # 8061

Dear Messrs. Wilson and Ducey:

The United States Environmental Protection Agency (EPA or we) has commenced an investigation into Imperial Petroleum, Inc.'s (Imperial), and its wholly-owned subsidiary, e-Biofuels, LLC's (e-Biofuels), compliance with Section 211 (o) of the Clean Air Act (CAA), and the renewable fuel standard regulations promulgated at 40 C.F.R. Part 80, Subpart M (RFS2 regulations).

The RFS2 regulations require refiners and importers (referred to as obligated parties), and exporters of renewable fuel to acquire sufficient Renewable Identification Numbers (RINs) to demonstrate

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compliance with their Renewable Volume Obligations (RVOs). The regulations include a credit trading program to facilitate compliance with the renewable fuel standards. The credit trading program allows obligated parties and exporters of renewable fuel to comply with their RVOs through the purchase of RINs.

Based upon the information available to the EPA as a result of its investigation, the EPA has determined that from at least July 1, 2010, through June 2, 2011, all of the RINs generated by e-Biofuels (Company ID 4694 and Facility ID 82845), 33,573,595 RINs with a D-Code of 4, are invalid. The EPA has determined that e-Biofuels was not the producer of the fuel. Therefore, e-Biofuels violated 40 C.F.R. § 80.1460(b)(l) by generating RINs without producing the requisite volume of renewable fuel and violated 40 C.F.R. § 80.1460(b)(2) by creating or transferring to another person RINs that are considered invalid under 40 C.F.R. § 80.1431. 40 C.F.R. § 80.1461(c) provides that "[a]ny parent corporation is liable for any violation of this subpart that is committed by any of its subsidiaries." Accordingly, this notice of violation (NOV) alleges that e-Biofuels and Imperial are liable for violations arising from e-Biofuels' generation of invalid RINs.

The EPA issues this NOV pursuant to Sections 205 and 211 of the CAA, 42 U.S.C. §§ 7524 and 7545, for the violations identified above. Sections 205 and 211 of the CAA authorize the EPA to assess a civil penalty of up to $37,500 for every day for each violation, plus the economic benefit or savings resulting from each violation. 42 U.S.C. §§ 7524, 7545(d); see also 40 C.F.R. §§ 19.4, 80.1461, 80.1463. In order to determine an appropriate penalty for each violation, the EPA considers the gravity of the violation, the economic benefit or savings (if any) resulting from the violation, the size of your business, your history of compliance with the CAA, actions taken by you to remedy the violation and prevent future violations, the effect of the penalty on your ability to continue in business, and other matters as justice may require. 42 U.S.C. § 7524. This NOV does not create any rights or waive any of your obligations under the CAA, but rather is for the purpose of notifying you of the violations.

We are offering you an opportunity to confer with us about the violations alleged in this NOV. The conference will give you an opportunity to present information on the alleged violations, any efforts you have taken to comply, and the steps you will take to prevent future violations. By offering the opportunity for a conference, or participating in one, the EPA does not waive or limit its right to any remedy available to it under the CAA.

The EPA attorneys assigned to this matter are Tahani Rivers and Jeff Kodish. Tahani Rivers may be reached at (303) 312-7155, Rivers.Tahani@epa.gov, or at the following address:

Tahani Rivers, Attorney-Advisor U.S. Environmental Protection Agency OECA/AED/Western Field Office (8MSU) 1595 Wynkoop Street Denver, CO 80202-1129

Jeff Kodish may be reached at (303) 312-7153, Kodish.Jeff@epa.gov, or at the following address:

Jeff Kodish, Fuels Team Leader U.S. Environmental Protection Agency OECA/AED/Westera Field Office (8MSU) 1595 Wynkoop Street

Denver, CO 80202-1129

We appreciate your attention to this important matter.

Sincerely,

/s/  Phillip A. Brooks

Phillip A. Brooks

Director

Air Enforcement Division

cc:       Christopher Thompson, Section Chief- AED Western Field Office Jeff Kodish, Fuels Team Leader - AED Western Field Office